Exhibit 99.1

MIRA Reports Positive 7-Day Dog Study Results for SKNY-1—Obesity Treatment Designed to Preserve Lean Body Mass

Toxicokinetic Findings De-Risk Dose Selection and Support Regulatory Pathway Toward IND

MIAMI, August 6, 2026 (GLOBE NEWSWIRE) -- MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”), a clinical-stage pharmaceutical company developing novel oral small-molecule therapeutics, today announced positive toxicokinetic findings from a 7-day repeated-dose study of SKNY-1 in Beagle dogs. The study demonstrates dose-dependent systemic exposure and rapid absorption that de-risk dose selection and support advancement toward GLP toxicology studies and IND-enabling development.

The study evaluated SKNY-1 following repeated daily oral dosing in male and female Beagle dogs over 7 days. SKNY-1 demonstrated rapid oral absorption and dose-dependent systemic exposure across the evaluated dose range. Plasma concentrations were comparable between male and female animals.

The data demonstrates evidence of dose-dependent response and systemic accumulation with repeated dosing, providing confidence in dose selection for the planned GLP toxicology program.

“Obesity treatments today often come at the cost of lean muscle loss, which undermines long-term health outcomes,” said Erez Aminov, Chairman and Chief Executive Officer of MIRA Pharmaceuticals. “SKNY-1 aims to solve that problem. These toxicokinetic findings de-risk our dose selection, and we’re excited to continue advancing SKNY-1 toward IND-enabling development.”

Dr. Itzchak Angel, Chief Scientific Advisor of MIRA, added: “Characterizing systemic exposure in a larger animal species is essential for translating to humans. The dose-dependent relationship and rapid absorption in dogs further strengthen our development package and support advancement toward GLP toxicology studies.”

These toxicokinetic findings will inform dose selection and study design for the Company’s planned GLP-compliant toxicology program. MIRA is advancing SKNY-1 through additional preclinical efficacy and safety studies to build a comprehensive nonclinical package supporting IND-enabling development for obesity.

About SKNY-1

In peer-reviewed preclinical studies published in the International Journal of Molecular Sciences, oral SKNY-1 demonstrated dose-dependent reductions in body weight while preserving lean body mass, along with lipid normalization and reduced hepatic triglyceride accumulation. The compound attenuated compulsive feeding behavior in validated experimental models. In separate behavioral studies, SKNY-1 was devoid of anxiety-related effects despite engaging central cannabinoid pathways, distinguishing it from earlier CB1-targeting therapies. A lead oral formulation demonstrated favorable bioavailability with robust brain penetration and substantial liver exposure, supporting once-daily oral dosing potential.

About MIRA Pharmaceuticals, Inc.

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) is a clinical-stage pharmaceutical company developing novel oral small-molecule therapeutics. The Company’s pipeline includes Ketamir-2 for chemotherapy-induced peripheral neuropathy (CIPN), which has completed Phase 1 and is advancing toward Phase 2a under an active IND; MIRA-55, an investigational oral drug candidate for chronic inflammatory pain; and SKNY-1, an investigational oral drug candidate for obesity. Following scientific review, the U.S. Drug Enforcement Administration has determined that Ketamir-2, MIRA-55 and SKNY-1 are not classified as controlled substances.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally may be identified by the use of words such as “anticipate,” “expect,” “plan,” “can,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “potential,” “intend,” “seek,” “target” and other words of similar meaning, although not all forward-looking statements include these words. Forward-looking statements may include, but are not limited to, statements regarding the therapeutic potential, mechanism of action, development plans, regulatory pathway, safety profile, efficacy, anticipated clinical development, commercialization prospects, market opportunity, and future development of MIRA-55, SKNY-1, Ketamir-2, and the Company’s other product candidates.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as management’s current beliefs and assumptions, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to preclinical and clinical development, the ability to obtain regulatory approvals, the outcome of future studies, reliance on third parties, intellectual property protection, financing needs, market conditions, and the other risks identified under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K and the Company’s subsequent filings with the U.S. Securities and Exchange Commission (“SEC”).

Forward-looking statements contained in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investors are cautioned not to place undue reliance on these forward-looking statements. Additional information regarding these and other risks and uncertainties is contained in the Company’s filings with the SEC, including its Annual Report on Form 10-K and subsequent filings, available at www.sec.gov and in the Investors section of the Company’s website at www.mirapharmaceuticals.com. Forward-looking statements should be considered in light of these risks and uncertainties.

Contact:

Krystina Quintana
MIRA Pharmaceuticals
info@mirapharma.com
(786) 432-9792